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                                                                 Exhibit 99.1



                               CIVITAS BANKGROUP


                      810 Crescent Centre Drive, Suite 320
                               Franklin, TN 37067
                      office 615.263.9500 fax 615.383.8830


FOR IMMEDIATE RELEASE                       Contact:   Aimee Punessen,
---------------------                                  Investor Relations
April 26, 2006                                         615.236-7454

          CIVITAS BANKGROUP ANNOUNCES APPLICATION FOR NASDAQ NATIONAL
           MARKET LISTING AND RESTORATION OF QUARTERLY CASH DIVIDEND

FRANKLIN, Tenn. (April 26, 2006) - Civitas BankGroup (OTC: CVBG) made two significant announcements today prompted by the strength of its recovery and improved financial condition. Recent company highlights include positive first quarter 2006 financial results, whereby Civitas continued to grow earnings while expanding into high-growth Middle Tennessee markets.

Civitas BankGroup has filed an application to list its common stock on the NASDAQ National Market. In making this announcement, Richard E. Herrington, Civitas' President stated, "We believe that our shareholders will benefit from the heightened profile, enhanced liquidity, and broader investor base that the NASDAQ listing gives to our company." If Civitas' application is approved, the listing of Civitas' common stock on NASDAQ National Market is expected to take effect during the second quarter of 2006.

Civitas also announced today the restoration of a quarterly cash dividend. The Civitas Board of Directors today declared a dividend of $0.02 per common share of the company's stock. The cash dividend is payable on May 26, 2006 to shareholders of record at the close of business on May 12, 2006.

"The restoration of a cash dividend reflects continued progress in our recovery plan and return to profitability," commented Herrington.

Civitas BankGroup is a bank holding company operating in Middle Tennessee through Cumberland Bank. Cumberland Bank operates 11 branches located in Williamson, Davidson, Sumner and Smith Counties in Tennessee. The company also owns 50% of Insurors Bank. For more information, visit www.civitasbanks.com.



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THE STATEMENTS CONTAINED IN THIS RELEASE WHICH ARE NOT HISTORICAL FACTS ARE
FORWARD-LOOKING STATEMENTS MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. FORWARD-LOOKING STATEMENTS DESCRIBING OUR FUTURE PLANS, PROJECTIONS, STRATEGIES AND EXPECTATIONS, ARE BASED ON ASSUMPTIONS AND INVOLVE A NUMBER OF RISKS AND UNCERTAINTIES, MANY OF WHICH ARE BEYOND OUR CONTROL. ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE PROJECTED DUE TO CHANGES IN INTEREST RATES, COMPETITION IN THE INDUSTRY, CHANGES IN LOCAL AND NATIONAL ECONOMIC CONDITIONS AND VARIOUS OTHER FACTORS. ADDITIONAL INFORMATION CONCERNING SUCH FACTORS, WHICH COULD AFFECT US, IS CONTAINED IN OUR FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.